PRO FORMA FINANCIAL INFORMATION FOR YEAR ENDED DECEMBER 31, 2006
Exhibit 99.2
Unaudited Pro Forma Consolidated Condensed Financial Information
On September 14, 2007, Terra Industries Inc. (Terra) closed the formation of GrowHow UK Limited, a joint venture between Terra and Kemira GrowHow Oyj (Kemira GrowHow). Pursuant to the joint venture agreement, Terra contributed its United Kingdom subsidiary (Terra Nitrogen (UK) Limited) to the joint venture for a 50% interest in GrowHow UK Limited, and Kemira GrowHow contributed its UK subsidiary (Kemira GrowHow Holdings Limited) for the remaining 50% interest. Terra will account for its investment in GrowHow UK Limited as an equity method investment.
The following unaudited pro forma consolidated condensed financial information gives effect to Terra’s contribution of its UK subsidiary to the joint venture and its receipt of a 50% interest in the joint venture. The unaudited pro forma consolidated condensed financial information should be read in conjunction with the audited financial statements of Terra filed on Form 10-K.
The unaudited pro forma consolidated condensed statements of operations give effect to the joint venture formation as if it had occurred at the beginning of the period. The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2006 adjust the historical consolidated statement of operations of Terra to eliminate the operating results of its United Kingdom subsidiary and record its 50% equity interest in the operating results of GrowHow UK Limited. The unaudited pro forma combined condensed balance sheet gives effect to the joint venture formation as if it had occurred on December 31, 2006.
The unaudited pro forma consolidated condensed financial information does not give effect to any potential fair value adjustments of contributed assets and liabilities that may be required upon final valuation of the assets, or to any potential costs or savings or other changes that may occur from the transaction and operation of the joint venture.
The unaudited pro forma financial information and accompanying notes are based upon preliminary estimates and assumptions that the management of Terra believes are reasonable and appropriate, however these assumptions may be revised at a later date. The unaudited pro forma consolidated condensed financial information is presented for illustrative purposes only and does not purport to be indicative of the assets, liabilities or operating results that would have actually occurred if the joint venture had been in effect on the date indicated, nor is it necessarily indicative of future operating results of Terra or the joint venture.

Terra Industries Inc.
Unaudited Pro Forma Consolidated Condensed Balance Sheet
as of December 31, 2006
(in thousands)

	Terra Industries Inc.	Unaudited	Pro-Forma
	consolidated	Terra Nitrogen	Terra Industries Inc.
	as reported	UK Ltd	consolidated

ASSETS
Cash	$179,017	$(2,356)	$176,661
Accounts receivable, net	198,791	(74,572)	124,219
Inventories	211,017	(72,155)	138,862
Other current assets	31,680	(7,507)	24,173

Total current assets	620,505	(156,590)	463,915

Property, plant and equipment, net	720,897	(223,214)	497,683
Equity investments	164,099	288,257	452,356
Other assets	67,212	(15,361)	51,851

Total assets	$1,572,713	$(106,908)	$1,465,805

LIABILITIES
Accounts payable	$156,493	$(52,061)	$104,432
Customer prepayments	77,091	¯	77,091
Other current liabilities	75,863	(11,689)	64,174

Total current liabilities	309,447	(63,750)	245,697

Long-term debt and capital lease obligations	331,300	¯	331,300
Pension liabilities	134,444	(67,266)	67,178
Other liabilities	104,039	(19,164)	84,875
Minority interest	94,687	¯	94,687

Total liabilities and minority interest	973,917	(150,180)	823,737

Total preferred stock and stockholders’ equity	598,796	43,272	642,068

Total liabilities and stockholders’ equity	$1,572,713	$(106,908)	$1,465,805

See accompanying schedules for footnotes and explanation of pro forma adjustments.

Terra Industries Inc.
Unaudited Pro Forma Consolidated Condensed Statement of Operations
for the Twelve Months Ended December 31, 2006
(in thousands)

	Terra Industries Inc.	Unaudited	Pro Forma	Pro-Forma
	consolidated	Terra Nitrogen	GrowHow UK	Terra Industries Inc.
	as reported	UK Ltd	Limited	consolidated

REVENUES
Product revenues	$1,828,714	$(374,826)	$—	$1,453,888
Other revenues	8,008	¯	¯	8,008

Total revenues	1,836,722	(374,826)	¯	1,461,896

COSTS AND EXPENSES
Cost of sales	1,732,222	(368,522)	¯	1,363,700
Selling, general and administrative expense	55,233	(9,518)	¯	45,715
Equity in loss (earnings) of unconsolidated affiliates	(17,013)	¯	¯	(17,013)

Total cost and expenses	1,770,442	(378,040)	¯	1,392,402

Income (loss) from operations	66,280	3,214	¯	69,494
Equity loss of unconsolidated affiliates	¯	¯	(18,226)	(18,226)
Interest income	6,457	(3,021)	¯	3,436
Interest expense	(47,991)	¯	¯	(47,991)

Income (loss) before income taxes and minority interest	24,746	193	(18,226)	6,713

Income taxes (provision) benefit	(9,247)	(1,787)	¯	(11,034)
Minority interest	(11,286)	¯	¯	(11,286)

Net income	4,213	(1,594)	(18,226)	(15,607)

Preferred share dividends	(5,100)	¯	¯	(5,100)

Net loss available to common shareholders	$(887)	$(1,594)	$(18,226)	$(20,707)

See accompanying schedules for footnotes and explanation of pro forma adjustments.

Terra Industries Inc.
Notes to Unaudited Pro Forma Adjustments
On September 14, 2007, Terra Industries Inc. (“Terra”) executed with Kemira GrowHow Oyj (“Kemira”), a Joint Venture Contribution Agreement and a Shareholder Agreement, with simultaneous closing thereof, establishing a joint venture company, GrowHow UK Limited. Terra contributed its wholly owned subsidiary Terra Nitrogen (UK) Limited in exchange for a 50% interest in the joint venture company. Kemira contributed its GrowHow Holdings Limited subsidiary in exchange for the remaining 50% interest in the joint venture company.
The unaudited pro forma financial statements are based upon:
1.	The historical consolidated financial statements of Terra.

2.	The historical financial statements of Terra Nitrogen (UK) Limited.

3.	The historical consolidated financial statements of Kemira GrowHow Holdings Limited.

4.	The pro forma combined statements of operations for GrowHow UK Limited are derived from the historical financial statements of Terra Nitrogen (UK) Limited and Kemira GrowHow Holdings Limited. The pro forma condensed combined statements of operations for GrowHow UK Limited for the twelve months ending December 31, 2006 are:

		Kemira GrowHow
	Terra Nitrogen	Holdings	GrowHow UK
(in thousands)	(UK) Limited	Limited	Limited

Revenues	$374,826	$264,659	$639,485

Cost of sales	368,522	267,490	636,012
Selling, general and administrative expense	9,518	27,340	36,858

Total cost and expenses	378,040	294,830	672,870

Income (loss) from operations	(3,214)	(30,171)	(33,385)
Interest income	3,021	13,565	16,586
Interest expense	¯	(19,012)	(19,012)

Income (loss) before taxes	(193)	(35,618)	(35,811)
Income tax provision	1,787	(2,429)	(642)

Net income (loss)	$1,594	$(38,047)	$(36,453)

The pro forma combined statements of operation do not include amortization of Terra’s excess basis in GrowHow UK Limited, which is approximately $1.9 million per year. Terra’s 50% proportionate share of the pro forma net loss in GrowHow UK Limited was approximately $18.2 million. The net loss of $38 million by Kemira GrowHow Holdings Limited includes a charge of approximately $8.0 million related to fair value adjustments to derivatives that have not been designated for hedge accounting treatment under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities". The $38 million net loss also includes costs associated with operational inefficiencies related to a turnaround that significantly exceeded the anticipated completion schedule.
The pro forma consolidated condensed balance sheet has been adjusted for the assets and liabilities contributed to GrowHow UK Limited by Terra.
The pro forma financial statements do not give effect to any potential costs or savings or other changes that may occur from the transaction and operation of the joint venture.
The unaudited pro forma financial information and accompanying notes are based upon preliminary estimates and assumptions that the management of Terra believes are reasonable and appropriate, however these assumptions may be revised at a later date. The unaudited pro forma consolidated condensed financial information is presented for illustrative purposes only and does not purport to be indicative of the assets, liabilities or operating results that would have actually occurred if the joint venture had been in effect on the date indicated, nor is it necessarily indicative of future operating results of Terra or the joint venture.